ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports Fourth-Quarter and Full-Year 2024 Results

-- Fourth-Quarter Sales Above High End of Guidance --

-- Fourth-Quarter Earnings Per Share of $1.86 and Non-GAAP Earnings Per Share of $2.97, Both Above High End of Guidance --

CENTENNIAL, Colo.--(BUSINESS WIRE)- Feb. 6, 2025--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its fourth quarter and fiscal year ended Dec. 31, 2024.

“In the fourth quarter, the company executed well relative to our original expectations, generating total sales and earnings per share that were beyond the high end of our guidance ranges,” said Sean Kerins, Arrow’s president and chief executive officer.

“Reflecting on the past year, I believe that we were successful in taking several steps to strengthen our position in both segments,” said Mr. Kerins. “In global components, we expanded our linecard and customer base, realigned the business for global consistency, and remained committed to our value-added service offerings that differentiate us.  And in enterprise computing solutions, we’ve unified our go-to-market strategy in both regions, and we’re poised to benefit from the growing demand trends in hybrid cloud and AI-related solutions.”

Arrow Consolidated
	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(in millions except per share data)	2024	2023	2024	2023
Consolidated sales	$7,283	$7,849	$27,923	$33,107
Net income attributable to shareholders	99	195	392	904
Net income per diluted share	1.86	3.54	7.29	15.84
Non-GAAP net income attributable to shareholders (1)	158	219	568	977
Non-GAAP net income per diluted share	2.97	3.98	10.56	17.12

In the fourth quarter of 2024, sales decreased 7 percent year over year. Changes in foreign currencies had negative impacts on growth of approximately $27 million on sales and $0.11 on earnings per share on a diluted basis compared to the fourth quarter of 2023.

Full-year 2024 sales decreased 16 percent year over year. Changes in foreign currencies had negative impacts on growth of approximately $33 million on sales and $0.13 on earnings per share on a diluted basis compared to 2023.

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ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Components

“In our global components business, we continue to see incremental improvement in key leading indicators and, despite softer trends in the industrial and transportation markets, all three regions finished the quarter in line with or better than typical seasonal patterns,” said Mr. Kerins.

Global Components
	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(in millions)	2024	2023	2024	2023
Global components sales	$4,814	$5,636	$19,983	$25,420
Global components operating income, as reported	117	281	741	1,459
Global components non-GAAP operating income	173	288	827	1,486

In the fourth quarter of 2024, global component sales decreased 15 percent year over year and decreased 14 percent year over year on a constant currency basis. Americas components fourth-quarter sales decreased 10 percent year over year. EMEA2 components fourth-quarter sales decreased 25 percent year over year. Asia-Pacific components fourth-quarter sales decreased 10 percent year over year.

Global Enterprise Computing Solutions

“In enterprise computing solutions, we delivered year-over-year billings, gross profit, and operating income growth,” said Mr. Kerins. “This strong performance reflects our alignment to the higher growth demand trends across enterprise IT along with our improving execution in North America.”

Global Enterprise Computing Solutions
	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(in millions)	2024	2023	2024	2023
Global ECS sales	$2,469	$2,213	$7,940	$7,687
Global ECS operating income, as reported	160	145	410	367
Global ECS non-GAAP operating income	161	146	414	372

In the fourth quarter of 2024, global enterprise computing solutions (“ECS”) sales increased 12 percent year over year. EMEA ECS fourth-quarter sales increased 22 percent year over year and increased 24 percent year over year on a constant currency basis. Americas ECS fourth-quarter sales increased 1 percent year over year and increased 2 percent year over year on a constant currency basis.

Other Financial Metrics

“During 2024, we generated over $1.1 billion in cash flow from operations and managed working capital efficiently, including lowering inventory by $1.1 billion compared to prior peak levels.  The company also returned $250 million to shareholders through stock repurchases,” said Raj Agrawal, Arrow’s senior vice president and chief financial officer.

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

2 Europe, the Middle East, and Africa.

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First-Quarter 2025 Outlook

●	Consolidated sales of $5.98 billion to $6.58 billion, with global components sales of $4.35 billion to $4.75 billion, and global enterprise computing solutions sales of $1.63 billion to $1.83 billion
●	Net income per share on a diluted basis of $0.98 to $1.18, and non-GAAP net income per share on a diluted basis of $1.30 to $1.50
●	Average tax rate in the range of 23 to 25 percent
●	Interest expense of approximately $60 million to $65 million
●	Changes in foreign currencies to decrease sales by approximately $138 million, and earnings per share on a diluted basis by $0.13 compared to the first quarter of 2024
●	Changes in foreign currencies to decrease quarter-over-quarter growth in sales by $90 million and earnings per share on a diluted basis by $0.05 compared to the fourth quarter of 2024

First-Quarter 2025 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	March 29,	March 30,		March 29,	December 31,
(in billions)	2025	2024	% Change	2025	2024	% Change

Global components sales, GAAP	$4.35 - 4.75	$5.19	(16%) - (8%)	$4.35 - 4.75	$4.81	(10%) - (1%)
Impact of changes in foreign currencies	—	(0.09)		—	(0.05)
Global components sales, constant currency	$4.35 - 4.75	$5.10	(15%) - (7%)	$4.35 - 4.75	$4.76	(9%) - (0%)

Global ECS sales, GAAP	$1.63 - 1.83	$1.73	(6%) - 6%	$1.63 - 1.83	$2.47	(34%) - (26%)
Impact of changes in foreign currencies	—	(0.05)		—	(0.04)
Global ECS sales, constant currency	$1.63 - 1.83	$1.68	(3%) - 9%	$1.63 - 1.83	$2.43	(33%) - (25%)

NON-GAAP EARNINGS RECONCILIATION
		Intangible amortization	Restructuring &
	Reported GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$0.98 to $1.18	$0.07	$0.25	$1.30 to $1.50

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Earnings Presentation

Please refer to the earnings presentation, that can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss fourth-quarter and full-year 2024 financial results on Feb. 6, 2025, at 1:00 PM ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at https://events.q4inc.com/attendee/886513367. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

About Arrow Electronics

Arrow Electronics guides innovation forward for thousands of leading technology manufacturers and service providers. With 2024 sales of $28 billion, Arrow’s portfolio enables technology across major industries and markets. Learn more at arrow.com.

Key Business Metrics

Management uses gross billings as an operational metric to monitor operating performance of its global ECS reportable segment, including sales performance by geographic region, as it provides meaningful supplemental information to the reader in evaluating the overall performance of the global ECS business. The company uses this key metric to develop financial forecasts, make strategic decisions, and prepare and approve annual budgets. Gross billings represent amounts invoiced to customers for goods and services during a period and do not include the impact of recording sales on a net basis or sales adjustments, such as trade discounts and other allowances. The use of gross billings has certain limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2025 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, the timing of the completion of the Operating Expense Efficiency Plan (the “Plan”) and Arrow’s estimated costs and expected operating expense reductions from the Plan, industry trends and expectations regarding market demand and conditions and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: the incurrence of additional charges not currently contemplated and failure to realize contemplated cost savings due to unanticipated events that may occur, including in connection with the implementation of the Plan; unfavorable economic conditions; disruptions, shortages or inefficiencies in the supply chain; political instability and changes; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; trade protection measures, tariffs, and other restrictions, duties, and value-added taxes; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information and information system failures, including related to current or future implementations, integrations and upgrades; outbreaks, epidemics, pandemics, or public health crises; future regulatory trends and the resulting legal and reputation exposure, including but not limited to those relating to environmental, social, governance, cybersecurity, data privacy, and artificial intelligence issues; and the company's ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: sales, operating income (including by business segment), income before income taxes, provision for income taxes, consolidated net income, noncontrolling interest, net income attributable to shareholders, effective tax rate and net income per share on a diluted

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basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization; restructuring, integration, and other; net gains and losses on investments; inventory write downs related to the wind down of businesses within the global components reportable segment (“impact of wind down”); loss on extinguishment of debt; and impact of tax legislation changes. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP. For further discussion of our non-GAAP measures and related adjustments, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K.

Contacts
Investors:	Brad Windbigler,
Treasurer and Vice President, Investor Relations
720-654-9893

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Sales	$7,282,877	$7,849,157	$27,923,324	$33,107,120
Cost of sales	6,479,567	6,859,607	24,630,916	28,958,102
Gross profit	803,310	989,550	3,292,408	4,149,018
Operating expenses:
Selling, general, and administrative	547,511	590,039	2,217,940	2,412,822
Depreciation and amortization	39,638	43,168	162,994	181,116
Restructuring, integration, and other	21,058	39,664	142,917	83,916
	608,207	672,871	2,523,851	2,677,854
Operating income	195,103	316,679	768,557	1,471,164
Equity in (losses) earnings of affiliated companies	(544)	2,034	1,368	6,407
(Loss) gain on investments, net	(4,070)	14,635	(4,830)	19,284
Loss on extinguishment of debt	—	—	(1,657)	—
Employee benefit plan expense, net	(1,393)	(1,267)	(4,285)	(3,777)
Interest and other financing expense, net	(60,392)	(82,052)	(269,834)	(328,724)
Income before income taxes	128,704	250,029	489,319	1,164,354
Provision for income taxes	28,816	53,823	95,812	254,991
Consolidated net income	99,888	196,206	393,507	909,363
Noncontrolling interests	680	1,669	1,433	5,858
Net income attributable to shareholders	$99,208	$194,537	$392,074	$903,505
Net income per share:
Basic	$1.88	$3.58	$7.36	$16.03
Diluted	$1.86	$3.54	$7.29	$15.84
Weighted-average shares outstanding:
Basic	52,723	54,396	53,282	56,359
Diluted	53,214	55,015	53,797	57,035

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ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$188,807	$218,053
Accounts receivable, net	13,030,991	12,238,073
Inventories	4,709,706	5,187,225
Other current assets	471,909	684,126
Total current assets	18,401,413	18,327,477
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	194,061	195,579
Machinery and equipment	1,623,228	1,632,606
	1,822,980	1,833,876
Less: Accumulated depreciation and amortization	(1,353,720)	(1,303,136)
Property, plant, and equipment, net	469,260	530,740
Investments in affiliated companies	57,299	62,741
Intangible assets, net	96,706	127,440
Goodwill	2,055,295	2,050,426
Other assets	677,734	627,344
Total assets	$21,757,707	$21,726,168
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,047,470	$10,070,015
Accrued expenses	1,238,714	1,463,915
Short-term borrowings, including current portion of long-term debt	349,978	1,653,954
Total current liabilities	12,636,162	13,187,884
Long-term debt	2,773,783	2,153,553
Other liabilities	516,234	507,424

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2024 and 2023
Issued - 55,592 and 57,691 shares in 2024 and 2023, respectively	55,592	57,691
Capital in excess of par value	562,080	553,340
Treasury stock (3,420 and 3,880 shares in 2024 and 2023, respectively), at cost	(328,078)	(297,745)
Retained earnings	5,980,826	5,790,217
Accumulated other comprehensive loss	(509,269)	(298,039)
Total shareholders’ equity	5,761,151	5,805,464
Noncontrolling interests	70,377	71,843
Total equity	5,831,528	5,877,307
Total liabilities and equity	$21,757,707	$21,726,168

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Consolidated net income	$99,888	$196,206
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	39,638	43,168
Amortization of stock-based compensation	4,444	6,701
Equity in losses (earnings) of affiliated companies	544	(2,034)
Deferred income taxes	(79,579)	(40,942)
Loss (gain) on investments, net	4,183	(7,817)
Other	1,134	18,512
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	(1,525,485)	(1,396,096)
Inventories	(241,622)	664,333
Accounts payable	1,779,503	898,395
Accrued expenses	(330,408)	126,949
Other assets and liabilities	574,224	(220,633)
Net cash provided by operating activities	326,464	286,742
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(22,548)	(25,510)
Cash consideration paid for acquired businesses, net of cash acquired	(18,909)	—
Other	41	—
Net cash used for investing activities	(41,416)	(25,510)
Cash flows from financing activities:
Change in short-term and other borrowings	(560,840)	63,980
Proceeds from (repayments of) long-term bank borrowings, net	410,189	(465,147)
Proceeds from exercise of stock options	—	186
Repurchases of common stock	(50,790)	(50,492)
Net cash used for financing activities	(201,441)	(451,473)
Effect of exchange rate changes on cash	(142,800)	75,000
Net decrease in cash and cash equivalents	(59,193)	(115,241)
Cash and cash equivalents at beginning of period	248,000	333,294
Cash and cash equivalents at end of period	$188,807	$218,053

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Consolidated net income	$393,507	$909,363
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	162,994	181,116
Amortization of stock-based compensation	34,631	41,569
Equity in earnings of affiliated companies	(1,368)	(6,407)
Deferred income taxes	(99,866)	(93,980)
Loss on extinguishment of debt	1,657	—
Loss (gain) on investments, net	5,260	(12,466)
Other	5,328	22,590
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	(1,013,091)	189,425
Inventories	421,063	139,313
Accounts payable	1,092,488	(457,382)
Accrued expenses	(140,871)	38,601
Other assets and liabilities	268,681	(246,293)
Net cash provided by operating activities	1,130,413	705,449
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(92,703)	(83,285)
Proceeds from sale of property, plant, and equipment	5,157	—
Cash consideration paid for acquired businesses, net of cash acquired	(34,834)	—
Proceeds from collections of notes receivable	—	237
Proceeds from settlement of net investment hedge	10,635	10,725
Other	17,303	—
Net cash used for investing activities	(94,442)	(72,323)
Cash flows from financing activities:
Change in short-term and other borrowings	(1,155,909)	866,012
Proceeds from (repayments of) long-term bank borrowings, net	470,347	(1,031,881)
Redemption of notes	(1,000,000)	(300,000)
Net proceeds from note offering	989,564	496,268
Proceeds from exercise of stock options	5,354	17,010
Repurchases of common stock	(265,142)	(770,200)
Settlement of forward-starting interest rate swap	—	56,711
Other	(1,041)	(142)
Net cash used for financing activities	(956,827)	(666,222)
Effect of exchange rate changes on cash	(108,390)	74,234
Net (decrease) increase in cash and cash equivalents	(29,246)	41,138
Cash and cash equivalents at beginning of year	218,053	176,915
Cash and cash equivalents at end of year	$188,807	$218,053

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ARROW ELECTRONICS, INC.

ECS Gross Billings

(In thousands)

(Unaudited)

Global Enterprise Computing Solutions - Gross Billings(1)
	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Gross billings:
Americas ECS	$2,942,118	$2,814,076	$10,323,375	$10,542,285
EMEA ECS	3,144,823	2,732,695	9,204,833	8,473,855
Global ECS	$6,086,941	$5,546,771	$19,528,208	$19,016,140

(1)	Refer to page 4 for discussion about key business metrics. Gross billings are not a substitute for revenue.

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ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	December 31, 2024	December 31, 2023	% Change

Consolidated sales, as reported	$7,282,877	$7,849,157	(7.2)%
Impact of changes in foreign currencies	—	(27,280)
Consolidated sales, constant currency	$7,282,877	$7,821,877	(6.9)%

Global components sales, as reported	$4,813,760	$5,636,032	(14.6)%
Impact of changes in foreign currencies	—	(11,106)
Global components sales, constant currency	$4,813,760	$5,624,926	(14.4)%

Americas components sales, as reported	$1,603,710	$1,784,764	(10.1)%
Impact of changes in foreign currencies	—	(763)
Americas components sales, constant currency	$1,603,710	$1,784,001	(10.1)%

Asia components sales, as reported	$1,947,730	$2,163,421	(10.0)%
Impact of changes in foreign currencies	—	(2,923)
Asia components sales, constant currency	$1,947,730	$2,160,498	(9.8)%

EMEA components sales, as reported	$1,262,320	$1,687,847	(25.2)%
Impact of changes in foreign currencies	—	(7,420)
EMEA components sales, constant currency	$1,262,320	$1,680,427	(24.9)%

Global ECS sales, as reported	$2,469,117	$2,213,125	11.6%
Impact of changes in foreign currencies	—	(16,174)
Global ECS sales, constant currency	$2,469,117	$2,196,951	12.4%

Americas ECS sales, as reported	$1,162,227	$1,145,754	1.4%
Impact of changes in foreign currencies	—	(2,914)
Americas ECS sales, constant currency	$1,162,227	$1,142,840	1.7%

EMEA ECS sales, as reported	$1,306,890	$1,067,371	22.4%
Impact of changes in foreign currencies	—	(13,260)
EMEA ECS sales, constant currency	$1,306,890	$1,054,111	24.0%

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ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Year Ended
	December 31, 2024	December 31, 2023	% Change

Consolidated sales, as reported	$27,923,324	$33,107,120	(15.7)%
Impact of changes in foreign currencies	—	(33,434)
Consolidated sales, constant currency	$27,923,324	$33,073,686	(15.6)%

Global components sales, as reported	$19,983,267	$25,419,899	(21.4)%
Impact of changes in foreign currencies	—	(35,319)
Global components sales, constant currency	$19,983,267	$25,384,580	(21.3)%

Americas components sales, as reported	$6,411,701	$7,954,713	(19.4)%
Impact of changes in foreign currencies	—	(3,758)
Americas components sales, constant currency	$6,411,701	$7,950,955	(19.4)%

Asia components sales, as reported	$7,923,459	$9,390,292	(15.6)%
Impact of changes in foreign currencies	—	(42,456)
Asia components sales, constant currency	$7,923,459	$9,347,836	(15.2)%

EMEA components sales, as reported	$5,648,107	$8,074,894	(30.1)%
Impact of changes in foreign currencies	—	10,895
EMEA components sales, constant currency	$5,648,107	$8,085,789	(30.1)%

Global ECS sales, as reported	$7,940,057	$7,687,221	3.3%
Impact of changes in foreign currencies	—	1,885
Global ECS sales, constant currency	$7,940,057	$7,689,106	3.3%

Americas ECS sales, as reported	$4,067,160	$4,160,298	(2.2)%
Impact of changes in foreign currencies	—	(6,098)
Americas ECS sales, constant currency	$4,067,160	$4,154,200	(2.1)%

EMEA ECS sales, as reported	$3,872,897	$3,526,923	9.8%
Impact of changes in foreign currencies	—	7,983
EMEA ECS sales, constant currency	$3,872,897	$3,534,906	9.6%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended December 31, 2024
				Impact
	Reported	Intangible	Restructuring	of
	GAAP	amortization	& Integration	Wind		Non-GAAP
	measure	expense	charges	Down(1)	Other(2)	measure
Operating income	$195,103	$7,219	$21,058	$50,344	$—	$273,724
Income before income taxes	128,704	7,219	21,058	50,344	4,070	211,395
Provision for income taxes	28,816	1,786	4,318	16,692	977	52,589
Consolidated net income	99,888	5,433	16,740	33,652	3,093	158,806
Noncontrolling interests	680	135	—	—	—	815
Net income attributable to shareholders	$99,208	$5,298	$16,740	$33,652	$3,093	$157,991
Net income per diluted share (4)	$1.86	$0.10	$0.31	$0.63	$0.06	$2.97
Effective tax rate (5)	22.4%					24.9%

Three months ended December 31, 2023
				Impact
	Reported	Intangible	Restructuring	of
	GAAP	amortization	& Integration	Wind		Non-GAAP
	measure	expense	charges	Down(1)	Other(2)	measure
Operating income	$316,679	$7,491	$39,664	$—	$—	$363,834
Income before income taxes	250,029	7,491	39,664	—	(14,635)	282,549
Provision for income taxes	53,823	1,863	9,331	—	(3,500)	61,517
Consolidated net income	196,206	5,628	30,333	—	(11,135)	221,032
Noncontrolling interests	1,669	131	—	—	—	1,800
Net income attributable to shareholders	$194,537	$5,497	$30,333	$—	$(11,135)	$219,232
Net income per diluted share (4)	$3.54	$0.10	$0.55	$—	$(0.20)	$3.98
Effective tax rate (5)	21.5%					21.8%

13

ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Year ended December 31, 2024
				Impact
	Reported	Intangible	Restructuring	of	Non
	GAAP	amortization	& Integration	Wind	recurring		Non-GAAP
	measure	expense	charges	Down(1)	tax items	Other(3)	measure
Operating income	$768,557	$29,529	$142,917	$60,573	$—	$—	$1,001,576
Income before income taxes	489,319	29,529	142,917	60,573	—	6,487	728,825
Provision for income taxes	95,812	7,348	35,138	19,139	—	1,557	158,994
Consolidated net income	393,507	22,181	107,779	41,434	—	4,930	569,831
Noncontrolling interests	1,433	541	—	—	—	—	1,974
Net income attributable to shareholders	$392,074	$21,640	$107,779	$41,434	$—	$4,930	$567,857
Net income per diluted share (4)	$7.29	$0.40	$2.00	$0.77	$—	$0.09	$10.56
Effective tax rate (5)	19.6%						21.8%

Year ended December 31, 2023
				Impact
	Reported	Intangible	Restructuring	of	Non
	GAAP	amortization	& Integration	Wind	recurring		Non-GAAP
	measure	expense	charges	Down(1)	tax items	Other(2)	measure
Operating income	$1,471,164	$31,242	$83,916	$—	$—	$—	$1,586,322
Income before income taxes	1,164,354	31,242	83,916	—	—	(19,284)	1,260,228
Provision for income taxes	254,991	7,824	19,969	—	(942)	(4,614)	277,228
Consolidated net income	909,363	23,418	63,947	—	942	(14,670)	983,000
Noncontrolling interests	5,858	539	—	—	—	—	6,397
Net income attributable to shareholders	$903,505	$22,879	$63,947	$—	$942	$(14,670)	$976,603
Net income per diluted share (4)	$15.84	$0.40	$1.12	$—	$0.02	$(0.26)	$17.12
Effective tax rate (5)	21.9%						22.0%

(1) Includes write down of inventory related to the wind down of businesses.

(2) Other includes loss (gain) on investments, net.

(3) Other includes loss (gain) on investments, net and loss on extinguishment of debt.

(4) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(5) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

14

ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Sales:
Global components	$4,813,760	$5,636,032	$19,983,267	$25,419,899
Global ECS	2,469,117	2,213,125	7,940,057	7,687,221
Consolidated	$7,282,877	$7,849,157	$27,923,324	$33,107,120
Operating income (loss):
Global components (a)	$116,910	$281,260	$741,273	$1,459,166
Global ECS (b)	160,421	145,053	410,075	367,004
Corporate (c)	(82,228)	(109,634)	(382,791)	(355,006)
Consolidated	$195,103	$316,679	$768,557	$1,471,164

(a)	Global components operating income includes charges of $50.3 million and $60.6 million in inventory write downs related to the wind down of businesses for the fourth quarter and twelve months of 2024, respectively. Global components operating income includes $62.2 million in settlement benefits recorded as a reduction to operating expense for the twelve months of 2023.
(b)	In 2023, global ECS operating income includes charges of $25.4 million to increase the allowance for credit losses related to one customer. During 2024, global ECS operating income includes a reversal of charges of $20.0 million for aged receivables that were collected, related to the same customer.
(c)	Corporate operating loss includes restructuring, integration, and other charges of $21.0 million and $142.9 million for the fourth quarter and twelve months of 2024, respectively, and $39.6 million and $83.9 million for the fourth quarter and twelve months of 2023, respectively.

15

ARROW ELECTRONICS, INC.

NON-GAAP SEGMENT RECONCILIATIONS

(In thousands)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Global components gross profit, as reported	$497,324	$702,412	$2,332,358	$3,199,120
Impact of wind down to inventory	50,344	—	60,573	—
Global components non-GAAP gross profit	$547,668	$702,412	$2,392,931	$3,199,120
Global components gross profit as a percentage of sales, as reported	10.3%	12.5%	11.7%	12.6%
Global components non-GAAP gross profit as a percentage of sales	11.4%	12.5%	12.0%	12.6%

Global ECS gross profit, as reported	$305,986	$287,138	$960,050	$949,898
Global ECS gross profit as a percentage of sales, as reported	12.4%	13.0%	12.1%	12.4%

	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Global components operating income, as reported	$116,910	$281,260	$741,273	$1,459,166
Intangible assets amortization expense	6,162	6,436	25,296	26,500
Impact of wind down to inventory	50,344	—	60,573	—
Global components non-GAAP operating income	$173,416	$287,696	$827,142	$1,485,666
Global components operating income as a percentage of sales, as reported	2.4%	5.0%	3.7%	5.7%
Global components non-GAAP operating income as a percentage of sales	3.6%	5.1%	4.1%	5.8%

Global ECS operating income, as reported	$160,421	$145,053	$410,075	$367,004
Intangible assets amortization expense	1,057	1,055	4,233	4,742
Global ECS non-GAAP operating income	$161,478	$146,108	$414,308	$371,746
Global ECS operating income as a percentage of sales, as reported	6.5%	6.6%	5.2%	4.8%
Global ECS non-GAAP operating income as a percentage of sales	6.5%	6.6%	5.2%	4.8%

16